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                                                                     EXHIBIT 5.1

                  [Letterhead Of Brown & Wood LLP Appears Here]

                                                 September 9, 1999

Tritel PCS, Inc.
111 E. Capitol Street
Suite 500
Jackson, MS  39201

     Re:  Tritel PCS, Inc.
          Registration Statement on
          Form S-4 (File No. 333-82509)
          -----------------------------

Ladies and Gentlemen:

     We have acted as counsel to Tritel PCS, Inc., a Delaware corporation (the "Company"), in connection with the registration of $372,000,000 aggregate principal amount at maturity of 12 3/4% Senior Subordinated Discount Notes due 2009 (the "Exchange Notes") under the Securities Act of 1933, as amended (the "Act"), by the "Company, and the related guarantees (the "Guarantees") of the Exchange Notes issued by subsidiaries (the "Guarantors") of the Company on Form S-4 filed with the Securities and Exchange Commission on July 8, 1999 (File No. 333-82509), as amended by Amendment No. 1 filed with the Commission on September 9, 1999 (collectively, the "Registration Statement"). The Exchange Notes will be issued pursuant to an indenture (the "Indenture"), dated as of May 1, 1999, among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Exchange Notes will be issued in exchange for the Company's outstanding 12 3/4% Senior Subordinated Discount Notes due 2009 (the "Old Notes") on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto.

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Tritel PCS, Inc.
September 7, 1999
Page 2


     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

     In our capacity as counsel in connection with such registration, we are familiar with the proceedings taken by the Company and the Guarantors in connection with the authorization of the Exchange Notes and the Guarantees and proceedings proposed to be taken in connection with the issuance of the Exchange Notes and the Guarantees, respectively, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and instruments as we have deemed appropriate for the opinions contained herein. To the extent we deemed appropriate, we have relied as to certain factual matters on oral or written statements of officers or directors of the Company and the Guarantors.

     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Act and upon issuance thereof in the manner described in the Registration Statement:

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Tritel PCS, Inc.
September 7, 1999
Page 3


     1. The Exchange Notes, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) in exchange for the Old Notes in accordance with the terms of the Indenture, will be valid and binding obligations of the Company, and will be entitled to the benefits of the Indenture.

     2. Each of the Guarantees, when executed in accordance with the terms of the Indenture and upon due execution by the Company and authentication by the Trustee of the Exchange Notes in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) in exchange for the Old Notes in accordance with the terms of the Indenture, will be valid and binding obligations of the respective Guarantors, and will be entitled to the benefits of the Indenture.

     We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of Delaware and the federal laws of the United States of America. We are not expressing any opinion with respect to matters arising under or governed by the Communications Act, the 1996 Act, or the rules and regulations of the FCC promulgated thereunder.

     We consent to the filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

                                                 Very truly yours,

                                                 /s/ Brown & Wood LLP